Exhibit 5.9

November 12, 2015

Omega Healthcare Investors, Inc.

200 International Circle; Suite 3500

Hunt Valley, Maryland 21030

Re:	Registration Statement on Form S-4 filed by Omega Healthcare Investors, Inc.

Ladies and Gentlemen:

We have acted as special counsel in the State of Mississippi (the “State”) for (i) Dixie White House Nursing Home, LLC, a Mississippi limited liability company (“Dixie White House”); (ii) Ocean Springs Nursing Home, LLC, a Mississippi limited liability company (“Ocean Springs”); (iii) Skyler Florida, LLC, a Mississippi limited liability company (“Skyler Florida”); and (iv) Skyler Boyington, LLC, a Mississippi limited liability company (“Skyler Boyington” and, together with Dixie White House, Ocean Springs, and Skyler Florida, the “Mississippi Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Omega Healthcare Investors, Inc. (the “Parent”) and by the subsidiary guarantors listed on Schedule I hereto (the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Parent (the “Exchange Offer”) to exchange up to $600,000,000 in aggregate principal amount of the Parent’s registered 5.250% Senior Notes due 2026 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 5.250% Senior Notes due 2026 issued and outstanding in the aggregate principal amount of $600,000,000 (the “Initial Notes”), under the indenture dated as of September 23, 2015 (the “Original Indenture”), among the Parent, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of November 9, 2015 (the Original Indenture, as so supplemented, being herein referred to as the “Indenture”).

We call your attention to the fact that we do not represent the Mississippi Guarantors on a regular basis and that we have represented the Mississippi Guarantors only in a limited capacity in connection with certain specific matters as to which we were consulted by the Mississippi Guarantors and we have not been engaged for any other purposes, and there may exist matters of a legal nature which could have a bearing on the Exchange Offer and the transactions related thereto with respect to which we have not been consulted.

Omega Healthcare Investors, Inc.

November 12, 2015

In connection with this opinion, we have reviewed the following documents (items 1 through 4, inclusive, below are collectively referred to herein as the “Transaction Documents”):

1.	the Registration Statement (excluding the exhibits thereto);

2.	an executed copy of the Indenture, including the form of the guarantees of the Exchange Notes (each, a “Guarantee,” and collectively, the “Guarantees”) provided for therein;

3.	executed copies of the Initial Notes;

4.	the form of the Exchange Notes;

5.	Certificate (the “Certificate”) dated as of the date hereof of the Secretaries of each of the Mississippi Guarantors and certain other entities named therein certifying:

(a)	Certificate of Formation of Dixie White House as being in effect on the date of such Certificate;

(b)	Operating Agreement of Dixie White House as being in effect on the date of such Certificate;

(c)	Certificate of Formation of Ocean Springs as being in effect on the date of such Certificate;

(d)	Operating Agreement of Ocean Springs as being in effect on the date of such Certificate;

(e)	Certificate of Formation of Skyler Florida as being in effect on the date of such Certificate;

(f)	Operating Agreement of Skyler Florida as being in effect on the date of such Certificate;

(g)	Certificate of Formation of Skyler Boyington as being in effect on the date of such Certificate;

(h)	Operating Agreement of Skyler Boyington as being in effect on the date of such Certificate;

(i)	Resolutions adopted by each Mississippi Guarantor and certain other entities named therein relating to the Transaction Documents and the transactions contemplated thereby, as being in effect on the date of such Certificate; and

(j)	The incumbency and specimen signatures of certain officers of each Mississippi Guarantor and such other entities named therein; and

6.	Separate Certificates of Good Standing, each dated as of November 5, 2015, issued by the Secretary of State of the State of Mississippi addressing the good standing of the Mississippi Guarantors (together, the “Certificates of Good Standing”).

Omega Healthcare Investors, Inc.

November 12, 2015

We have also examined such certificates of public officials and of representatives of the Mississippi Guarantors and other documents and records and such questions of law as we have deemed necessary as a basis for the opinions set forth below. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to various facts material to the opinions set forth herein, we have relied upon the statements and representations made in the Registration Statement and the Indenture and upon such certificates of public officials and of representatives of the Mississippi Guarantors, which facts we have not independently verified. In rendering our opinion herein, we have relied upon the Certificates of Good Standing for the conclusions that each Mississippi Guarantor was duly formed, is validly existing, and is in good standing under the laws of Mississippi.

For purposes of this opinion, we have assumed that:

1.        Each Transaction Document, was duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of, the parties thereto other than the Mississippi Guarantors;

2.        Consideration for the Transaction Documents has been delivered to the Mississippi Guarantors and is legally sufficient;

3.        There are no written or oral terms and conditions agreed to by, or course of conduct or dealings between any of the parties to the Transaction Documents that amend, delete, supplement, alter or otherwise vary the express terms of any of the Transaction Documents;

4.        The Transaction Documents, as executed and delivered, conform in all material respects to the drafts delivered to us, with all blank spaces appropriately completed and all appropriate exhibits attached; and

5.        Each party has acted in good faith and without notice of any defense against the enforcement of any rights created by the transactions contemplated by the Transaction Documents, and that the parties will act at all times in good faith and in a commercially reasonable manner.

The opinions set forth herein are limited to the law of the State, and we express no opinion herein as to the law of any other jurisdiction. Notwithstanding any governing law provisions contained in the Transactions Documents choosing New York law, we have for purposes of this opinion letter assumed that the courts will apply the laws of the State of Mississippi to the interpretation, construction and enforcement of the Transaction Documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (a) the Registration Statement has become effective under the Act, (b) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Exchange Notes (in the form examined by us) have been duly executed and delivered by the Parent and authenticated and delivered by the Trustee and issued in exchange for the Initial Notes, and (d) the Guarantees (in the form examined by us) have been duly executed and delivered by the Guarantors, each in accordance with the provisions of the Indenture upon consummation of the Exchange Offer, and otherwise in accordance with the terms of the Registration Statement and the exhibits thereto, each Guarantee executed by a Mississippi Guarantor will constitute a valid and binding obligation of the Mississippi Guarantor that is a party thereto.

Omega Healthcare Investors, Inc.

November 12, 2015

The opinion set forth above are subject to the following qualifications and limitations:

1.        Our opinion herein is (a) limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting generally the rights or remedies of creditors or the obligations of debtors and (b) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.        We call to your attention the fact that the Mississippi Supreme Court has not addressed the issue of enforceability of a contractual choice of law provision, however the United States Court of Appeals for the Fifth Circuit in FMC Finance Corp. v. Murphee, 632 F.2d 413 (5th Cir. 1980) applied Erie analysis to conclude that Mississippi law recognizes that parties may legitimately control the choice of substantive law in a contract as long as the state law selected bears a rational relation to the transaction, and we rely on that decision to the extent our opinion relates to the enforceability of the contractual choice of New York law. While the matter is not free from doubt, a state or federal court in the State applying State choice of law rules should give effect to the choice of law provisions of those Transaction Documents that choose the laws of New York except where (a) such court determines that the State of New York does not have sufficient contact to the parties to such Transaction Documents or the transaction contemplated by such Transaction Documents or (b) the result obtained from the application of the law of the State of New York would be contrary to the public policy or prejudicial to the interests of the State.

3.        We express no opinion as to any of the following to the extent relevant to the Guarantees of the Mississippi Guarantors: (a) any provision in the Transaction Documents that excludes, waives or limits the liability of any party (i) for its own gross fault, intentional fault or for causing physical injury to the other party, (ii) for the released or indemnified’s party’s negligence, where the release or indemnity does not expressly include liability arising out of such negligence, or (iii) that requires indemnification for the indemnified party’s failure to comply with limitations or requirements of applicable law; (b) any provision in the Transaction Documents prohibiting the non-written modification of such documents; (c) as to whether or not any party to the Transaction Documents is in compliance with any covenants, representations or warranties contained in the Transaction Documents; (d) any provision in the Transaction Documents waiving unknown rights or defenses; (e) any provision requiring the payment of attorneys’ fees and expenses, in an amount in excess of reasonable attorneys’ fees and expenses actually incurred; (f) any provision purporting to shorten any statute of limitations, or waiving in advance any defense with respect to any statute of limitations; (g) any provision of the Transaction Documents granting the Trustee or any Holder the unilateral right or discretion to determine standards or requirements for performance not expressly enumerated in the Transaction Documents; (h) any provision providing for equitable remedies such as specific performance or injunctive relief; (i) any provision of the Transaction Documents which: (1) establish, waive, or define rights relating to exculpation, waiver, or ratification of future acts or conversion; (2) conflict with the provisions of Miss. Code § 75-17-27, which prohibit the assessment of a late payment charge in excess of $5.00 or four percent (4%) of the amount of any delinquency, whichever is greater, and which prohibits any such late payment charge unless such delinquency is more than fifteen (15) days past due; or (3) waive or release the right of a debtor, following acceleration of the obligations upon default, to reinstate an installment schedule by tender of past due amounts and certain expenses; and (j) the application of or compliance with: (1) statutes, administrative decisions, rules or regulations of any county, municipality, or special political subdivision or other local authority; (2) ERISA laws, rules and regulations; or (3) federal or state taxation, banking, anti-trust, securities or “blue sky” laws, rules or regulations.

Omega Healthcare Investors, Inc.

November 12, 2015

This opinion letter is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. In every instance in this opinion where we have relied on a document prepared, conclusion drawn, or certification made, by another person or entity, we have made no investigation of that other person or entity for purposes of corroborating the accuracy of any information or representations provided to us by that other person or entity; however, we have no knowledge of any facts which would lead us to believe such matters to be untrue or inaccurate.

This opinion letter is made as of the date hereof and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, including, without limitation, any changes in Mississippi law. Insofar as the opinions herein relate to any actions to be taken after the date of this letter, the opinions are limited to the facts as they exist and the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Butler Snow LLP

Butler Snow LLP

Omega Healthcare Investors, Inc.

November 12, 2015

Schedule I

Guarantors

11900 East Artesia Boulevard, LLC	CFG 2115 Woodstock Place LLC
1200 Ely Street Holdings Co. LLC	Champaign Williamson Franklin, L.L.C.
13922 Cerise Avenue, LLC	Chardon Ohio Property Holdings, L.L.C.
1628 B Street, LLC	Chardon Ohio Property, L.L.C.
2400 Parkside Drive, LLC	Chatham Aviv, L.L.C.
2425 Teller Avenue, LLC	Chippewa Valley, L.L.C.
245 East Wilshire Avenue, LLC	CHR Bartow LLC
3232 Artesia Real Estate, LLC	CHR Boca Raton LLC
3806 Clayton Road, LLC	CHR Bradenton LLC
42235 County Road Holdings Co. LLC	CHR Cape Coral LLC
446 Sycamore Road, L.L.C.	CHR Fort Myers LLC
48 High Point Road, LLC	CHR Fort Walton Beach LLC
523 Hayes Lane, LLC	CHR Lake Wales LLC
637 East Romie Lane, LLC	CHR Lakeland LLC
Alamogordo Aviv, L.L.C.	CHR Pompano Beach Broward LLC
Albany Street Property, L.L.C.	CHR Pompano Beach LLC
Arizona Lessor – Infinia, LLC	CHR Sanford LLC
Arkansas Aviv, L.L.C.	CHR Spring Hill LLC
Arma Yates, L.L.C.	CHR St. Pete Bay LLC
Avery Street Property, L.L.C	CHR St. Pete Egret LLC
Aviv Asset Management, L.L.C.	CHR Tampa Carrollwood LLC
Aviv Financing I, L.L.C.	CHR Tampa LLC
Aviv Financing II, L.L.C.	CHR Tarpon Springs LLC
Aviv Financing III, L.L.C.	CHR Titusville LLC
Aviv Financing IV, L.L.C.	Clarkston Care, L.L.C.
Aviv Financing V, L.L.C.	Clayton Associates, L.L.C.
Aviv Foothills, L.L.C.	Colonial Gardens, LLC
Aviv Healthcare Capital Corporation	Colonial Madison Associates, L.L.C.
Aviv Healthcare Properties Operating Partnership I, L.P.	Colorado Lessor - Conifer, LLC
Aviv Liberty, L.L.C.	Columbus Texas Aviv, L.L.C.
Avon Ohio, L.L.C.	Columbus Western Avenue, L.L.C.
Bala Cynwyd Real Estate, LP	Colville Washington Property, L.L.C.
Bayside Colorado Healthcare Associates, LLC	Commerce Nursing Homes, L.L.C.
Bayside Street II, LLC	Commerce Sterling Hart Drive, L.L.C.
Bayside Street, LLC	Conroe Rigby Owen Road, L.L.C.
Belleville Illinois, L.L.C.	CR Aviv, L.L.C.
Bellingham II Associates, L.L.C.	Crete Plus Five Property, L.L.C.
Bethel ALF Property, L.L.C.	Crooked River Road, L.L.C.
BHG Aviv, L.L.C.	CSE Albany LLC
Biglerville Road, L.L.C.	CSE Amarillo LLC
Bonham Texas, L.L.C.	CSE Arden L.P.
Bradenton ALF Property, L.L.C.	CSE Augusta LLC
Burton NH Property, L.L.C.	CSE Bedford LLC
California Aviv Two, L.L.C.	CSE Blountville LLC
California Aviv, L.L.C.	CSE Bolivar LLC
Camas Associates, L.L.C.	CSE Cambridge LLC
Canton Health Care Land, LLC	CSE Cambridge Realty LLC
Carnegie Gardens LLC	CSE Camden LLC
Casa/Sierra California Associates, L.L.C.	CSE Canton LLC

Omega Healthcare Investors, Inc.

November 12, 2015

CSE Casablanca Holdings II LLC	CSE Pilot Point LLC
CSE Casablanca Holdings LLC	CSE Pine View LLC
CSE Cedar Rapids LLC	CSE Ponca City LLC
CSE Centennial Village, LP	CSE Port St. Lucie LLC
CSE Chelmsford LLC	CSE Richmond LLC
CSE Chesterton LLC	CSE Ripley LLC
CSE Claremont LLC	CSE Ripon LLC
CSE Corpus North LLC	CSE Safford LLC
CSE Denver Iliff LLC	CSE Salina LLC
CSE Denver LLC	CSE Seminole LLC
CSE Douglas LLC	CSE Shawnee LLC
CSE Elkton LLC	CSE Spring Branch LLC
CSE Elkton Realty LLC	CSE Stillwater LLC
CSE Fairhaven LLC	CSE Taylorsville LLC
CSE Fort Wayne LLC	CSE Texarkana LLC
CSE Frankston LLC	CSE Texas City LLC
CSE Georgetown LLC	CSE The Village LLC
CSE Green Bay LLC	CSE Upland LLC
CSE Hilliard LLC	CSE Walnut Cove L.P.
CSE Huntingdon LLC	CSE West Point LLC
CSE Huntsville LLC	CSE Whitehouse LLC
CSE Indianapolis-Continental LLC	CSE Williamsport LLC
CSE Indianapolis-Greenbriar LLC	CSE Winter Haven LLC
CSE Jacinto City LLC	CSE Woodfin L.P.
CSE Jefferson City LLC	CSE Yorktown LLC
CSE Jeffersonville-Hillcrest Center LLC	Cuyahoga Falls Property, L.L.C.
CSE Jeffersonville-Jennings House LLC	Dallas Two Property, L.L.C.
CSE Kerrville LLC	Danbury ALF Property, L.L.C.
CSE King L.P.	Darien ALF Property, L.L.C.
CSE Kingsport LLC	Delta Investors I, LLC
CSE Knightdale L.P.	Delta Investors II, LLC
CSE Lake City LLC	Denison Texas, L.L.C.
CSE Lake Worth LLC	Desert Lane LLC
CSE Lakewood LLC	Dixie White House Nursing Home, LLC
CSE Las Vegas LLC	Dixon Health Care Center, LLC
CSE Lawrenceburg LLC	East Rollins Street, L.L.C.
CSE Lenoir L.P.	Edgewood Drive Property, L.L.C.
CSE Lexington Park LLC	Effingham Associates, L.L.C.
CSE Lexington Park Realty LLC	Elite Mattoon, L.L.C.
CSE Ligonier LLC	Elite Yorkville, L.L.C.
CSE Live Oak LLC	Encanto Senior Care, LLC
CSE Lowell LLC	Falcon Four Property Holding, L.L.C.
CSE Marianna Holdings LLC	Falcon Four Property, L.L.C.
CSE Memphis LLC	Falfurrias Texas, L.L.C.
CSE Mobile LLC	Florida ALF Properties, L.L.C.
CSE Moore LLC	Florida Four Properties, L.L.C.
CSE North Carolina Holdings I LLC	Florida Lessor – Meadowview, LLC
CSE North Carolina Holdings II LLC	Florida Real Estate Company, LLC
CSE Omro LLC	Fort Stockton Property, L.L.C.
CSE Orange Park LLC	Four Fountains Aviv, L.L.C.
CSE Orlando-Pinar Terrace Manor LLC	Fredericksburg South Adams Street, L.L.C.
CSE Orlando-Terra Vista Rehab LLC	Freewater Oregon, L.L.C.
CSE Pennsylvania Holdings, LP	Fullerton California, L.L.C.
CSE Piggott LLC	G&L Gardens, LLC

Omega Healthcare Investors, Inc.

November 12, 2015

Gardnerville Property, L.L.C.	Mt. Vernon Texas, L.L.C.
Georgia Lessor - Bonterra/Parkview, LLC	Murray County, L.L.C.
Germantown Property, L.L.C.	Muscatine Toledo Properties, L.L.C.
Giltex Care, L.L.C.	N.M. Bloomfield Three Plus One Limited Company
Glendale NH Property, L.L.C.	N.M. Espanola Three Plus One Limited Company
Golden Hill Real Estate Company, LLC	N.M. Lordsburg Three Plus One Limited Company
Gonzales Texas Property, L.L.C.	N.M. Silver City Three Plus One Limited Company
Great Bend Property, L.L.C.	New Hope Property, L.L.C.
Greenbough, LLC	Newtown ALF Property, L.L.C.
Greenville Kentucky Property, L.L.C.	Nicholasville Kentucky Property, L.L.C.
Heritage Monterey Associates, L.L.C.	North Las Vegas LLC
HHM Aviv, L.L.C.	North Royalton Ohio Property, L.L.C.
Hidden Acres Property, L.L.C.	Norwalk ALF Property, L.L.C.
Highland Leasehold, L.L.C.	NRS Ventures, L.L.C.
Hobbs Associates, L.L.C.	Oakland Nursing Homes, L.L.C.
Hot Springs Atrium Owner, LLC	Ocean Springs Nursing Home, LLC
Hot Springs Aviv, L.L.C.	October Associates, L.L.C.
Hot Springs Cottages Owner, LLC	Ogden Associates, L.L.C.
Hot Springs Marina Owner, LLC	OHI (Connecticut), LLC
Houston Texas Aviv, L.L.C.	OHI (Illinois), LLC
Hutchinson Kansas, L.L.C.	OHI (Indiana), LLC
Hutton I Land, LLC	OHI (Iowa), LLC
Hutton II Land, LLC	OHI Asset (AR) Ash Flat, LLC
Hutton III Land, LLC	OHI Asset (AR) Camden, LLC
Idaho Associates, L.L.C.	OHI Asset (AR) Conway, LLC
Illinois Missouri Properties, L.L.C.	OHI Asset (AR) Des Arc, LLC
Indiana Lessor – Wellington Manor, LLC	OHI Asset (AR) Hot Springs, LLC
Iowa Lincoln County Property, L.L.C.	OHI Asset (AR) Malvern, LLC
Jasper Springhill Street, L.L.C.	OHI Asset (AR) Mena, LLC
Kansas Five Property, L.L.C.	OHI Asset (AR) Pocahontas, LLC
Karan Associates Two, L.L.C.	OHI Asset (AR) Sheridan, LLC
Karan Associates, L.L.C.	OHI Asset (AR) Walnut Ridge, LLC
Karissa Court Property, L.L.C.	OHI Asset (AZ) Austin House, LLC
KB Northwest Associates, L.L.C.	OHI Asset (CA), LLC
Kentucky NH Properties, L.L.C.	OHI Asset (CO), LLC
Kingsville Texas, L.L.C.	OHI Asset (CT) Lender, LLC
LAD I Real Estate Company, LLC	OHI Asset (FL) Eustis, LLC
Leatherman 90-1, LLC	OHI Asset (FL) Lake Placid, LLC
Leatherman Partnership 89-1, LLC	OHI Asset (FL) Lender, LLC
Leatherman Partnership 89-2, LLC	OHI Asset (FL) Lutz, LLC
Louisville Dutchmans Property, L.L.C.	OHI Asset (FL) Pensacola - Hillview, LLC
Magnolia Drive Property, L.L.C.	OHI Asset (FL), LLC
Manor Associates, L.L.C.	OHI Asset (GA) Dunwoody, LLC
Mansfield Aviv, L.L.C.	OHI Asset (GA) Macon, LLC
Massachusetts Nursing Homes, L.L.C.	OHI Asset (GA) Moultrie, LLC
McCarthy Street Property, L.L.C.	OHI Asset (GA) Roswell, LLC
Meridian Arms Land, LLC	OHI Asset (GA) Snellville, LLC
Minnesota Associates, L.L.C.	OHI Asset (ID) Holly, LLC
Mishawaka Property, L.L.C.	OHI Asset (ID) Midland, LLC
Missouri Associates, L.L.C.	OHI Asset (ID), LLC
Missouri Regency Associates, L.L.C.	OHI Asset (IL), LLC
Montana Associates, L.L.C.	OHI Asset (IN) American Village, LLC
Monterey Park Leasehold Mortgage, L.L.C.	OHI Asset (IN) Anderson, LLC
Mount Washington Property, L.L.C.	OHI Asset (IN) Beech Grove, LLC

Omega Healthcare Investors, Inc.

November 12, 2015

OHI Asset (IN) Clarksville, LLC	OHI Asset (PA), LP
OHI Asset (IN) Clinton, LLC	OHI Asset (SC) Aiken, LLC
OHI Asset (IN) Connersville, LLC	OHI Asset (SC) Anderson, LLC
OHI Asset (IN) Crown Point, LLC	OHI Asset (SC) Easley Anne, LLC
OHI Asset (IN) Eagle Valley, LLC	OHI Asset (SC) Easley Crestview, LLC
OHI Asset (IN) Elkhart, LLC	OHI Asset (SC) Edgefield, LLC
OHI Asset (IN) Forest Creek, LLC	OHI Asset (SC) Greenville Griffith, LLC
OHI Asset (IN) Fort Wayne, LLC	OHI Asset (SC) Greenville Laurens, LLC
OHI Asset (IN) Franklin, LLC	OHI Asset (SC) Greenville North, LLC
OHI Asset (IN) Greensburg, LLC	OHI Asset (SC) Greenville, LLC
OHI Asset (IN) Indianapolis, LLC	OHI Asset (SC) Greer, LLC
OHI Asset (IN) Jasper, LLC	OHI Asset (SC) Marietta, LLC
OHI Asset (IN) Kokomo, LLC	OHI Asset (SC) McCormick, LLC
OHI Asset (IN) Lafayette, LLC	OHI Asset (SC) Orangeburg, LLC
OHI Asset (IN) Madison, LLC	OHI Asset (SC) Pickens East Cedar, LLC
OHI Asset (IN) Monticello, LLC	OHI Asset (SC) Pickens Rosemond, LLC
OHI Asset (IN) Noblesville, LLC	OHI Asset (SC) Piedmont, LLC
OHI Asset (IN) Rosewalk, LLC	OHI Asset (SC) Simpsonville SE Main, LLC
OHI Asset (IN) Salem, LLC	OHI Asset (SC) Simpsonville West Broad, LLC
OHI Asset (IN) Seymour, LLC	OHI Asset (SC) Simpsonville West Curtis, LLC
OHI Asset (IN) Spring Mill, LLC	OHI Asset (TN) Bartlett, LLC
OHI Asset (IN) Terre Haute, LLC	OHI Asset (TN) Collierville, LLC
OHI Asset (IN) Wabash, LLC	OHI Asset (TN) Jefferson City, LLC
OHI Asset (IN) Westfield, LLC	OHI Asset (TN) Memphis, LLC
OHI Asset (IN) Zionsville, LLC	OHI Asset (TN) Rogersville, LLC
OHI Asset (LA) Baton Rouge, LLC	OHI Asset (TX) Anderson, LLC
OHI Asset (LA), LLC	OHI Asset (TX) Bryan, LLC
OHI Asset (MD), LLC	OHI Asset (TX) Burleson, LLC
OHI Asset (MI) Heather Hills, LLC	OHI Asset (TX) College Station, LLC
OHI Asset (MI), LLC	OHI Asset (TX) Comfort, LLC
OHI Asset (MO), LLC	OHI Asset (TX) Diboll, LLC
OHI Asset (MS) Byhalia, LLC	OHI Asset (TX) Granbury, LLC
OHI Asset (MS) Cleveland, LLC	OHI Asset (TX) Hondo, LLC
OHI Asset (MS) Clinton, LLC	OHI Asset (TX) Italy, LLC
OHI Asset (MS) Columbia, LLC	OHI Asset (TX) Winnsboro, LLC
OHI Asset (MS) Corinth, LLC	OHI Asset (TX), LLC
OHI Asset (MS) Greenwood, LLC	OHI Asset (UT) Ogden, LLC
OHI Asset (MS) Grenada, LLC	OHI Asset (UT) Provo, LLC
OHI Asset (MS) Holly Springs, LLC	OHI Asset (UT) Roy, LLC
OHI Asset (MS) Indianola, LLC	OHI Asset (VA) Charlottesville, LLC
OHI Asset (MS) Natchez, LLC	OHI Asset (VA) Farmville, LLC
OHI Asset (MS) Picayune, LLC	OHI Asset (VA) Hillsville, LLC
OHI Asset (MS) Vicksburg, LLC	OHI Asset (VA) Martinsville SNF, LLC
OHI Asset (MS) Yazoo City, LLC	OHI Asset (VA) Rocky Mount, LLC
OHI Asset (NC) Wadesboro, LLC	OHI Asset (WA) Battle Ground, LLC
OHI Asset (NY) 2nd Avenue, LLC	OHI Asset (WA) Fort Vancouver, LLC
OHI Asset (NY) 93rd Street, LLC	OHI Asset (WV) Danville, LLC
OHI Asset (OH) Lender, LLC	OHI Asset (WV) Ivydale, LLC
OHI Asset (OH), LLC	OHI Asset CHG ALF, LLC
OHI Asset (OR) Portland, LLC	OHI Asset CSB LLC
OHI Asset (OR) Troutdale, LLC	OHI Asset CSE-E Subsidiary, LLC
OHI Asset (PA) GP, LLC	OHI Asset CSE-E, LLC
OHI Asset (PA) West Mifflin, LP	OHI Asset CSE-U Subsidiary, LLC
OHI Asset (PA), LLC	OHI Asset CSE-U, LLC

Omega Healthcare Investors, Inc.

November 12, 2015

OHI Asset HUD CFG, LLC	Red Rocks, L.L.C.
OHI Asset HUD Delta, LLC	Richland Washington, L.L.C.
OHI Asset HUD H-F, LLC	Ridgecrest Senior Care, LLC
OHI Asset HUD SF CA, LLC	Riverside Nursing Home Associates Two, L.L.C.
OHI Asset HUD SF, LLC	Riverside Nursing Home Associates, L.L.C.
OHI Asset HUD WO, LLC	Rockingham Drive Property, L.L.C.
OHI Asset II (CA), LLC	Rose Baldwin Park Property L.L.C.
OHI Asset II (FL), LLC	S.C. Portfolio Property, L.L.C.
OHI Asset II (PA), LP	Salem Associates, L.L.C.
OHI Asset III (PA), LP	San Juan NH Property, LLC
OHI Asset IV (PA) Silver Lake, LP	Sandalwood Arkansas Property, L.L.C.
OHI Asset Management, LLC	Santa Ana-Bartlett, L.L.C.
OHI Asset RO PMM Services, LLC	Santa Fe Missouri Associates, L.L.C.
OHI Asset RO, LLC	Savoy/Bonham Venture, L.L.C.
OHI Asset, LLC	Searcy Aviv, L.L.C.
OHI Healthcare Properties Holdco, Inc.	Sedgwick Properties, L.L.C.
OHI Healthcare Properties Limited Partnership	Seguin Texas Property, L.L.C.
OHI Mezz Lender, LLC	Sierra Ponds Property, L.L.C.
OHI Tennessee, LLC	Skyler Boyington, LLC
OHIMA, LLC	Skyler Florida, LLC
Ohio Aviv Three, L.L.C.	Skyler Maitland LLC
Ohio Aviv Two, L.L.C.	Skyler Pensacola, LLC
Ohio Aviv, L.L.C.	Skyview Associates, L.L.C.
Ohio Indiana Property, L.L.C.	Southeast Missouri Property, L.L.C.
Ohio Pennsylvania Property, L.L.C.	Southern California Nevada, L.L.C.
Oklahoma Two Property, L.L.C.	St. Joseph Missouri Property, L.L.C.
Oklahoma Warr Wind, L.L.C.	St. Mary’s Properties, LLC
Omaha Associates, L.L.C.	Star City Arkansas, L.L.C.
Omega TRS I, Inc.	Stephenville Texas Property, L.L.C.
Orange ALF Property, L.L.C.	Sterling Acquisition, LLC
Orange Village Care Center, LLC	Stevens Avenue Property, L.L.C.
Orange, L.L.C.	Sun-Mesa Properties, L.L.C.
Oregon Associates, L.L.C.	Suwanee, LLC
Oso Avenue Property, L.L.C.	Texas Fifteen Property, L.L.C.
Ostrom Avenue Property, L.L.C.	Texas Four Property, L.L.C.
Palm Valley Senior Care, LLC	Texas Lessor – Stonegate GP, LLC
Panama City Nursing Center LLC	Texas Lessor – Stonegate, Limited, LLC
Pavillion North Partners, LLC	Texas Lessor – Stonegate, LP
Pavillion North, LLP	Texhoma Avenue Property, L.L.C.
Pavillion Nursing Center North, LLC	The Suburban Pavilion, LLC
Peabody Associates Two, L.L.C.	Tujunga, L.L.C.
Peabody Associates, L.L.C.	Tulare County Property, L.L.C.
Pennington Road Property, L.L.C.	VRB Aviv, L.L.C.
Pensacola Real Estate Holdings I, LLC	Washington Idaho Property, L.L.C.
Pensacola Real Estate Holdings II, LLC	Washington Lessor – Silverdale, LLC
Pensacola Real Estate Holdings III, LLC	Washington-Oregon Associates, L.L.C.
Pensacola Real Estate Holdings IV, LLC	Watauga Associates, L.L.C.
Pensacola Real Estate Holdings V, LLC	Wellington Leasehold, L.L.C.
Pocatello Idaho Property, L.L.C.	West Pearl Street, L.L.C.
Pomona Vista L.L.C.	West Yarmouth Property I, L.L.C.
Prescott Arkansas, L.L.C.	Westerville Ohio Office Property, L.L.C.
PV Realty-Willow Tree, LLC	Wheeler Healthcare Associates, L.L.C.
Raton Property Limited Company	Whitlock Street Property, L.L.C.
Ravenna Ohio Property, L.L.C.	Wilcare, LLC

Omega Healthcare Investors, Inc.

November 12, 2015

Willis Texas Aviv, L.L.C.
Yuba Aviv, L.L.C.